Exhibit 23.3

                           CONSENT OF INDEPENDENT
                        CERTIFIED PUBLIC ACCOUNTANTS

Fedders Corporation
Liberty Corner, New Jersey


         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated October 12, 1999, relating to the consolidated financial statements and schedule for the year ended August 31, 1999 of Fedders Corporation appearing in the Company's Annual Report on Form 10-K for the year ended August 31, 2001.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO SEIDMAN, LLP


Woodbridge, New Jersey
December 21, 2001